EXHIBIT 23
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                                          MORGAN & COMPANY
                                          Chartered Accountants







                   INDEPENDENT AUDITORS' CONSENT
                   -----------------------------



We consent to the use in the amended Registration Statement of Alpha Motorsport, Inc. on Form SB-2 of our Independent Auditors' Report, dated August 19, 2004, on the consolidated balance sheet of Alpha Motorsport, Inc. as at June 30, 2004, and the related consolidated statements of operations, cash flows, and stockholders' equity for the period from April 28, 2004 (date of inception) to June 30, 2004.

In addition, we consent to the reference to us under the heading
"Experts and Legal Counsel" in the Registration Statement.




Vancouver, Canada
May 2, 2005                 /s/ "Morgan & Company"
				Chartered Accountants







Tel: (604) 687-5841    MEMBER OF      P.O. BOX 10007 Pacific Centre
Fax: (604) 687-0075      ACPA      Suite 1488 - 700 West Georgia St.
www.morgan-cas.com   INTERNATIONAL          Vancouver, B.C. V7Y 1A1